UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 12, 2017
TELENAV, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34720 (Commission File Number)	77-0521800 (I.R.S. Employer Identification No.)

4655 Great America Parkway, Suite 300
Santa Clara, California 95054
(Address of principal executive offices) (Zip code)
(408) 245-3800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On January 12, 2017, Telenav, Inc. (the “Company”) issued a press release regarding the settlement of a patent infringement lawsuit between the Company and Vehicle IP, LLC ("Vehicle IP"), as further described in Item 8.01 below. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference. In the furnished press release, the Company also updated its financial guidance for the three months ended December 31, 2016.
The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.
On December 31, 2009, Vehicle IP filed a patent infringement lawsuit against the Company and the Company’s customer AT&T Mobility LLC in the U.S. District Court for the District of Delaware, seeking monetary damages, fees and expenses and other relief. On January 12, 2017, the Company entered into a settlement and license agreement with Vehicle IP.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
99.1	Press release of Telenav, Inc. dated January 12, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.

Date: January 12, 2017	By: /s/ Loren E. Hillberg
Name: Loren E. Hillberg
Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of Telenav, Inc. dated January 12, 2017